As filed with the Securities and Exchange Commission on July 29, 1997

                                                   Registration No. 33-_________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                COLUMBIA BANCORP
             (Exact name of registrant as specified in its charter)
                                 ---------------
                Maryland                                          52-1545782
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)
                                 ---------------

                          10480 Little Patuxent Parkway
                            Columbia, Maryland 21044
                                 (410) 465-4800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                                 ---------------

                     Columbia Bancorp 401(k) Plan and Trust
                            (Full title of the plan)
                                 ---------------


       John M. Bond, Jr.                            James J. Winn, Jr., Esquire
        Columbia Bancorp                              Piper & Marbury L.L.P.
 10480 Little Patuxent Parkway                        36 South Charles Street
    Columbia, Maryland 21044                         Baltimore, Maryland 21201
         (410) 465-4800                                   (410) 539-2530
 (Name, address, including zip code, and telephone number, including area code, of agents for service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
--------------------        -------------- ---------------- ----------------- -------------------
                                           Proposed Maximum Proposed Maximum
Title of Securities         Amount to be    Offering Price      Aggregate         Amount of
 to be Registered            Registered      Per Share(a)   Offering Price(a) Registration Fee(a)
--------------------        ------------   ---------------- ----------------- -------------------
    Common Stock,
par value $.01 per share    75,000 shares      $ 23.625       $ 1,771,875        $ 536.93
and participation interest
in the Columbia Bancorp
401(k) Plan and Trust
--------------------------  -------------  ---------------- ----------------- -------------------

(a) Pursuant to Rules 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee are based upon the average of the high and low prices of the Common Stock of the registrant on the NASDAQ National Market System on July 29, 1997. Pursuant to Rule 457(h)(2), no separate registration fee is provided for the participation interest in the Columbia Bancorp 401(k) Plan and Trust.

--------------------------------------------------------------------------------

                                COLUMBIA BANCORP
                              40l(k) PLAN AND TRUST

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE.

                The following documents which have been filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                (a) Annual Report of the registrant on Form 10-K for the year ended December 31, 1996; and Annual Report of the Columbia Bancorp 401(k) Plan and Trust (the "Plan") on Form 11-K for the year ended December 31, 1996;

                (b) Quarterly Reports of the registrant on Form 10-Q for the quarter ended March 31, 1997; and Form 15 for the Plan;

                (c) Description of Common Stock of the registrant contained in its Registration Statement on Form 8-A dated June 9, 1994.

                All documents subsequently filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), subsequent to this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of the Registration Statement from the date of filing of such document.

ITEM 4.         DESCRIPTION OF SECURITIES.

                Not required.

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.

                Certain legal matters in connection with the issuance of the Common Stock offered by this Registration Statement are being passed upon for the Company by Piper & Marbury L.L.P. of Baltimore, Maryland.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                As permitted by the Maryland  General  Corporation Law ("MGCL"),
Article   Eighth,   Paragraph  (5)  of  the  Company's   Charter   provides  for
indemnification of directors and officers of the Company, as follows:

                The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

                The Company's By-Laws contain indemnification procedures that implement those of the Charter. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful.

                As permitted by the MGCL, Article Eighth, Paragraph (6) of the Company's Charter provides for limitation of liability of liability of directors and officers of the Company, as follows:

                To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

                The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

                As permitted under Section 2-418(k) of the MGCL, the Company has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the registrant would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

                Not applicable.

ITEM 8.         EXHIBITS.

                Exhibit
                Number              Description
                ------              -----------

                4                   Columbia Bancorp 40l(k) Plan and Trust.

                5.1                 Internal   Revenue   Service   determination
                                    letter (dated May 23, 1995) for the Plan.

                5.2 Opinion of Piper & Marbury L.L.P. (contains Consent of Counsel).

                5.3 The Plan was amended after the 1995 Internal Revenue Service determination letter
                                    (Exhibit  5.2).  In  lieu  of  the  exhibits
                                    required    under   Item    601(5)(iii)   of
                                    Regulation   S-K,  the   registrant   hereby
                                    undertakes to submit the Plan provisions which are so amended for an Internal Revenue Service determination letter in the time required by Code section 401(b) and to make all changes required by the Internal Revenue Service in order to qualify the Plan under Code section 401.

                23.1                Consent of Independent Accountants.

                23.2                Consent of Consultants.

                23.3                Consent  of  Counsel  (contained  in Exhibit
                                    5.2).

                24                  Power of Attorney.

ITEM 9.         UNDERTAKINGS.

                A.  Employee Plans on Form S-8.

                The undersigned registrant hereby undertakes:

                            (1) To file,  during any  period in which  offers or
                sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)  To  include any prospectus  required by
                section  10(a)(3) of  Securities  Act of 1933  (the  "Securities
                Act");

                                    (ii) To reflect in the  prospectus any facts
                or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                    (iii) To include  any  material  information
                with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                            Provided,  however,  that  paragraphs  A.(1)(i)  and
                A.(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                B.  Filings Incorporating Subsequent Documents by Reference.

                            The undersigned  registrant  hereby undertakes that,
                for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                C.  Indemnification.

                            Insofar as indemnification  for liabilities  arising
                under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, and State of Maryland on this 29th day of July, 1997.


                                                COLUMBIA BANCORP

                                                By: /s/John M. Bond, Jr.
                                                John M. Bond, Jr.
                                                President and
                                                Chief Executive Officer

                Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Principal Executive Officer:

/s/John M. Bond, Jr.           President and Chief           Date: July 29, 1997
--------------------
   John M. Bond, Jr.           Executive Officer


Principal Accounting and
Financial Officer:

/s/John A. Scaldara, Jr.       Chief Financial Officer       Date: July 29, 1997
----------------------
  John A. Scaldara, Jr.


A Majority of the Board of Directors:

Anand S. Bhasin, John M. Bond, Jr., Garnett Y. Clark, Jr., James Clark, Jr., Hugh F.Z. Cole, Jr., Robert J. Gaw, William L. Hermann, Herschel L. Langenthal, Harry L. Lundy, Jr., Richard E. McCready, James R. Moxley, Jr., Patricia T.
Rouse,   Mary S.  Scrivener,  Maurice M.  Simpkins,   Robert N. Smelkinson, and
Theodore G. Venetoulis


/s/John M. Bond, Jr.          For himself and                Date: July 29, 1997
----------------------
   John M. Bond, Jr.          as Attorney-in-Fact

                  Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, State of Maryland on July 29, 1997.

                                          COLUMBIA BANCORP
                                          401(k) PLAN AND TRUST


                                          By: /s/John M. Bond, Jr.
                                             John M. Bond, Jr.
                                             Trustee


                                          By: /s/John A. Scaldara, Jr.
                                             John A. Scaldara, Jr.
                                             Trustee

                                  EXHIBIT INDEX


Exhibit
Number   Description
------   -----------

 4       Columbia Bancorp 40l(k) Plan and Trust.

 5.1 Internal Revenue Service determination letter (dated May 23, 1995) for the Plan.

 5.2     Opinion of Piper & Marbury L.L.P. (contains Consent of Counsel).

 23.1    Consent of Independent Accountants.

 23.2    Consent of Consultants.

 23.3    Consent of Counsel (contained in Exhibit 5.2).

 24      Power of Attorney.